     As filed with the Securities and Exchange Commission on July 29, 1996

                                                Registration Statement No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------

                                 OneWave, Inc.
            (Exact name of Registrant as specified in its charter)
            Delaware                                    04-3249618
    (State of incorporation)             (I.R.S. Employer Identification Number)

                            One Arsenal Marketplace
                         Watertown, Massachusetts 02172
                                 (617) 923-6500

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         OneWave, Inc. 1995 Stock Plan

                         OneWave, Inc. 1996 Stock Plan

                   OneWave, Inc. Employee Stock Purchase Plan

                           (Full Title of the Plans)

                         ----------------------------

                                Klaus P. Besier
                     President and Chief Executive Officer
                                 OneWave, Inc.
                            One Arsenal Marketplace
                         Watertown, Massachusetts 02172
                                 (617) 923-6500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------
                                With copies to:

                             John J. Egan III, Esq.
                          Goodwin, Procter & Hoar  LLP
                                    Exchange Place
                          Boston, Massachusetts 02109
                                 (617) 570-1514
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                             Proposed    Proposed
                                              Maximum     Maximum      Amount
                                             Offering    Aggregate       of
Title of Securities to be    Amount to be    Price Per   Offering   Registration
 Registered                 Registered (1)     Share       Price        Fee
- --------------------------------------------------------------------------------
Common Stock (2)                 40,000       $.015           $600         $1
                                446,267       $1.50       $669,400       $231
                                636,533       $4.50     $2,864,400       $988
                                    667       $5.00         $3,335         $2
                              1,281,333       $7.50     $9,610,000     $3,314
                                951,800      $12.00    $11,421,600     $3,938
- --------------------------------------------------------------------------------
Common Stock                    943,400     $13.875(3) $13,089,675     $4,514
================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the OneWave, Inc. 1995 Stock Plan, the OneWave, Inc. 1996 Stock Plan and the OneWave, Inc. Employee Stock Purchase Plan as a result of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) The aggregate offering price and fee are computed based on the exercise price of the options to purchase shares of Common Stock of OneWave, Inc., par value $.001 per share, which have been granted to date under the OneWave, Inc. 1995 Stock Plan and the OneWave, Inc. 1996 Stock Plan in accordance with Rule 457(h) under the Securities Act of 1933.

(3) This estimate is based on the average of the high and low prices of the Common Stock of OneWave, Inc., par value $.001 per share, as reported on the Nasdaq National Market on July 25, 1996, pursuant to Rule 457(c) and
     (h) under the Securities Act of 1933, solely for purposes of determining the registration fee with respect to the shares of Common Stock to be issued under the OneWave, Inc. Employee Stock Purchase Plan and OneWave, Inc. 1996 Stock Plan.
=============================================================================

                                    PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUSES

Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------


         * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         OneWave, Inc. (the "Registrant") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission").

         (a) The Registrant's prospectus, filed with the Commission on July 3, 1996 pursuant to Rule 424(b) of the Securities Act of 1933;

         (b) All other reports filed with the Commission since December 31, 1995 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on May 30, 1996, pursuant to Section 12(g) of the Securities Exchange Act of 1934, and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Article VII of the Registrant's Third Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (to the extent provided by applicable law) for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or any amendment or successor provisions thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of Article VII of the Registrant's Third

Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

         Article V of the Registrant's Amended and Restated By-laws provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or employee of any subsidiary of the Company or in any other capacity with any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted by the Delaware General Corporation Law. The terms of Article V substantially incorporate the provisions of Section 145 of the Delaware General Corporation Law. The indemnification provided for in Article V is expressly not exclusive of any other rights of indemnification to which any such director or officer may be entitled under any by-law, agreement, vote of stockholders or directors or otherwise.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits.
         --------

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement:

       4.1 Third Amended and Restated Certificate of Incorporation of OneWave, Inc.
      +4.2  Amended and Restated By-Laws of OneWave, Inc.
       5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
      23.1 Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).
      23.2  Consent of Arthur Andersen LLP, Independent Public Accountants.
      24.1 Power of Attorney (included on the signature page of this Registra-tion Statement).
     +99.1  OneWave, Inc. 1995 Stock Plan, as amended.
     +99.2  OneWave, Inc. 1996 Stock Plan, as amended.
     +99.3  OneWave, Inc. Employee Stock Purchase Plan, as amended.

- -----------------------------
+ Incorporated by reference to the relevant exhibit to the OneWave, Inc.
  Registration Statement on Form S-1 (File No. 333-04235) as filed with the Commission on May 22, 1996.



Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on this 29th day of July, 1996.

                                       ONEWAVE, INC.



                                       By: /s/ Klaus P. Besier
                                          --------------------
                                           Klaus P. Besier
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                               POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of OneWave, Inc. hereby severally constitute Klaus P. Besier, Mark J. Gallagher and Craig Newfield and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable OneWave, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                        CAPACITY                     DATE
         ---------                        --------                     ----

/s/ Klaus P. Besier
- --------------------------   Chairman of the Board, President     July  29, 1996
Klaus P. Besier              and Chief Executive Officer
                             (Principal Executive Officer)

/s/ Mark J. Gallagher
- --------------------------   Chief Financial Officer              July  29, 1996
Mark J. Gallagher            (Principal Financial Officer
                             and Principal Accounting Officer)
/s/ Albert Carnesale
- --------------------------   Director                             July  29, 1996
Albert Carnesale

/s/ Manuel Diaz
- --------------------------   Director                             July  29, 1996
Manuel Diaz

/s/ Stephen Levy
- --------------------------   Director                             July  29, 1996
Stephen Levy

/s/ Ofer Nemirovsky
- --------------------------   Director                             July  29, 1996
Ofer Nemirovsky

/s/ Sundar Subramaniam
- --------------------------   Director                             July  29, 1996
Sundar Subramaniam

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                        Description
- -----------                        -----------

        4.1 Third Amended and Restated Certificate of Incorporation of OneWave, Inc.

       +4.2  Amended and Restated By-Laws of OneWave, Inc.

        5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

       23.1 Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).

       23.2  Consent of Arthur Andersen LLP, Independent Public Accountants.

       24.1 Power of Attorney (included on the signature page of this registration statement).

      +99.1  OneWave, Inc. 1995 Stock Plan, as amended.

      +99.2  OneWave, Inc. 1996 Stock Plan, as amended.

      +99.3  OneWave, Inc. Employee Stock Purchase Plan, as amended.


- --------------------------------
   + Incorporated by reference to the relevant exhibit to the OneWave, Inc. Registration Statement on Form S-1 (File No.333-04235) as filed with the Commission on May 22, 1996.